UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 7, 2023

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e) – Forms of Restricted Share Agreement and Nonqualified Stock Option Agreement

On June 7, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Kaman Corporation (the “Company”) updated our form of Restricted Share Agreement and our form of Nonqualified Stock Option Agreement for awards granted on or after June 7, 2023 under, and subject to the terms and conditions of, our Second Amended and Restated 2013 Management Incentive Plan. The updates to each of the forms reflected certain technical and administrative changes. The foregoing descriptions of the form of Restricted Share Agreement and the form of Nonqualified Stock Option Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Restricted Share Agreement and the form of Nonqualified Stock Option Agreement, copies of each of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02(e) – LTIP Payouts

As reported in the Company’s definitive proxy statement on Schedule 14A relating to its 2023 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 3, 2023 (as supplemented by the Supplement to Proxy Statement for the Annual Meeting of Shareholders to be Held on April 19, 2023, which was filed with the Securities and Exchange Commission on April 3, 2023, the “Proxy Statement”), the Committee previously granted cash-based long-term incentive plan awards with performance periods ending as of December 31, 2022 (each, an “LTIP Award” and, collectively, the “LTIP Awards”) under the Kaman Corporation Amended and Restated 2013 Management Incentive Plan (the “Plan”) to each of the Company’s then-current executive officers, including certain of the Company’s current “named executive officers” (as defined in Instruction 4 to Item 5.02 of Form 8-K). All such LTIP Awards were scheduled to be settled during 2023 after a sufficient number of Russell 2000 companies reported their earnings for the year ended December 31, 2022. On June 7, 2023, the Committee approved the settlement of the LTIP Awards and authorized the resulting payouts (each, an “LTIP Payout” and, collectively, the “LTIP Payouts”) in respect thereof. The LTIP Payouts are reported here in accordance with Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K. Reference is hereby made to the Proxy Statement, including the Compensation Discussion and Analysis set forth therein, for additional information about the compensation paid to the Company’s named executive officers.

The LTIP Awards related to the three-year performance period ended December 31, 2022 (the “Performance Period”) and provided for payouts based on the Company’s adjusted financial performance during the Performance Period as compared to the financial performance of the companies comprising the Russell 2000 index for the Performance Period. For each performance factor, Company financial performance below the 1st quartile resulted in no award payment; financial performance at the 1st quartile resulted in an award payment at 25% of target; financial performance at the median resulted in an award payment at 100% of target; and financial performance at the top of, or above, the 3rd quartile resulted in a maximum payment of 200% of target. Interpolation was used to determine payments for financial performance between the quartiles.

The LTIP Awards utilized the following performance factors and weightings: (i) 50% of each LTIP Award was based on three-year average return on total capital, and (ii) 50% of each LTIP Award was based on three-year average total return to shareholders.

The achievement or satisfaction of the performance measures comprising the LTIP Awards was based on the adjusted financial performance of the Company after giving effect to the inclusion or exclusion of the following modifications approved by the Committee at the time of grant, whichever produced the higher award: (i) the effect of changes in tax law or accounting principles; (ii) the effects of changes in applicable foreign currency exchange rates relating to non-U.S. denominated financial performance; (iii) costs and losses associated with restructuring, business consolidations, severance, management realignments or closures of the Company or any of its subsidiaries, affiliates and product lines; (iv) acquisition and divestiture due diligence and integration costs and the adverse effects of acquisitions and divestitures, including spin-offs; (v) effects of losses generated by divested operations and losses associated with discontinued business operations or product lines; (vi) the impact of any transaction costs and accounting charges incurred in connection with the issuance of equity or issuance of or refinancing of new or existing debt securities and facilities, including but not limited to the settlement or unwinding of existing convertible bond hedge instruments and outstanding warrants; (vii) the impact of any costs and accounting charges in respect of pension curtailment adjustments attributable to pension expense charged to company contracts with the U.S. Government, as determined under U.S. Cost Accounting Standard 418, following the freeze of future benefit accruals under the Pension Plan; (viii) charges associated with environmental matters; (ix) asset write-downs or impairments, including, but not limited to, goodwill and other intangible assets; (x) new capital investments and related depreciation; (xi) litigation or claim judgments or settlements including contract claim settlements with customers and suppliers; (xii) the impact of charges in connection with contract terminations, including but not limited to, write-off of inventory, tooling, equipment and non-recurring costs; (xiii) any impact resulting from the delay in cash receipts relating to domestic and foreign JPF orders where there is no underlying dispute as to payment; (xiv) any adverse impact to the company’s consolidated financial statements if the U.S. Government prohibits and/or delays sales of our products to customers; and (xv) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both.

The following table sets forth the calculation of the percentage of the target award earned for each LTIP Award:

THREE-YEAR (2020 - 2022) LTIP AWARD CALCULATION

	Modified Company Results(1)	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Return on Total Capital	4.4%	Between 50th and 75th Percentile	145.5%	50%	72.8%
Total Return to Shareholders	-64%	Below 25th Percentile	0%	50%	0%
Total Percentage of Target Award Earned					72.8%

(1)
The modified results shown in the table reflect the following adjustments to the Company’s reported financial results: Net earnings and return on total capital for 2022, 2021 and 2020 was adjusted by disregarding $77.713 million, $10.034 million and $128.275 million, respectively, of GAAP expense to reflect the elimination of restructuring and severance related costs, acquisition and divestiture related costs, losses on sales of businesses, environmental related costs, asset write-downs and impairments, litigation and claim related costs and settlements, tax and accounting law changes, and other unusual or infrequent expenses.

The following table shows the resulting individual LTIP Payouts earned by each of the Company’s named executive officers, as well as an updated total compensation amount for the fiscal year ended December 31, 2022:

2022 LTIP AWARD PAYOUTS

	Base Salary at Time of Grant	Target Award Percentage	Final Award Performance Factor	LTIP Payout	Updated 2022 Total Compensation
Ian K. Walsh‡	N/A	N/A	N/A	N/A	$3,553,792
James G. Coogan‡	N/A	N/A	N/A	N/A	$1,124,831
Russell J. Bartlett‡†	N/A	N/A	N/A	N/A	$1,351,385
Carroll K. Lane‡	N/A	N/A	N/A	N/A	$1,662,093
Shawn G. Lisle†	$417,756	105%	72.8%	$319,333	$1,445,846
‡ Messrs. Walsh, Coogan, Bartlett and Lane were not executive officers of the Company in 2020 when the LTIP Awards were granted. As a result, none of Messrs. Walsh, Coogan, Bartlett or Lane received an LTIP Award. The total compensation shown in the table is the same as the total compensation shown in the Summary Compensation Table set forth on pages 45-46 of the Proxy Statement.
† Messrs. Bartlett and Lisle ceased serving as Senior Vice President and Chief Operating Officer and Senior Vice President and General Counsel, respectively, as of January 27, 2023.

_______________

As disclosed in the Proxy Statement, the foregoing LTIP Payouts were not set forth in the Summary Compensation Table included in the Proxy Statement because it was not possible to compare the Company’s financial performance to that of the companies comprising the Russell 2000 index when the Proxy Statement was filed, as information for only an insufficient number of index companies was available at that time. Sufficient data became available to enable the Committee to make its determination at its June 7, 2023 meeting.

Each of the foregoing LTIP Payouts, if any, was paid in cash, as each officer was in compliance with the stock ownership guideline applicable to such officer at the time of payment.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit	Description
10.1	Form of Restricted Share Agreement under the Kaman Corporation Second Amended and Restated 2013 Management Incentive Plan, for awards granted on or after June 7, 2023.*
10.2	Form of Nonqualified Stock Option Agreement under the Kaman Corporation Second Amended and Restated 2013 Management Incentive Plan, for awards granted on or after June 7, 2023.*
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

* Management contract or compensatory plan

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ James G. Coogan
James G. Coogan
Senior Vice President, Chief Financial Officer and
Treasurer

Date: June 12, 2023